UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2007

Unity Wireless Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30620

Commission File Number)

91-1940650

(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

(Address of principal executive offices and Zip Code)

(800) 337-6642

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 26, 2007 we completed the sale of 20,061,777 units at a price of $0.09 per unit, for gross proceeds of $1,805,560. The units were offered and sold pursuant to the provisions of Regulation S under the U.S. Securities Act of 1933.  Each unit consists of one share in our common stock and one and a half common stock share purchase warrants, each whole warrant being exercisable for a period of 5 years from closing to acquire an additional share in our common stock at an exercise price $0.10 per share.  We paid a cash fee of $108,334 to Meitav Underwriting Ltd. in connection with the financing.  In addition, we granted to Meitav warrants to purchase 1,083,337 shares in our common stock at an exercise price of $0.10 per share.  The grant of warrants to Meitav was made pursuant to Regulation S.  The foregoing securities are restricted securities as defined in Rule 144 under the U.S. Securities Act of 1933.  We have agreed to file a registration statement under U.S. federal securities laws in respect of such securities.

Item 9.01 Exhibits

Exhibit 4.1 Form of Subscription Agreement

Exhibit 4.2 Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

By: /s/ Ilan Kenig

Chief Executive Officer

Date: March 30, 2007